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                                                                      Exhibit 24

                               POWER OF ATTORNEY
                Arch Coal, Inc.   -   S-3 Registration Statement

     Each of the undersigned directors and officers of Arch Coal, Inc., a Delaware corporation ("Arch Coal"), do hereby constitute and appoint Robert G. Jones and Rosemary L. Klein, or either one of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to execute, file and deliver a Registration Statement on Form S-3 (or other appropriate form), together with any and all exhibits and other documentation, with respect to an underwritten secondary public offering by certain selling stockholders of shares of Arch Coal common stock, par value $.01 per share, in our name and on our behalf in our capacities as directors and/or officers of Arch Coal as listed below, and to do any and all acts or things, in our name and on our behalf in our capacities as directors and officers of Arch Coal as listed below, which said attorneys and agents, or any of them or any substitute, may deem necessary or advisable to enable Arch Coal to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement (including without limitation executing, filing and delivering any amendments to the Registration Statement, including any post-effective amendments effected pursuant to Rule 462), as fully to all intent and purposes as the undersigned might or could do in person; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

     Witness the due execution hereof as of August 31, 2000.



/s/ Steven F. Leer                      President, Chief Executive Officer and
------------------------------           Director (Principal Executive Officer)
Steven F. Leer



/s/ John W. Lorson                      Controller and Chief Accounting Officer
------------------------------           (Principal Financing and Accounting
John W. Lorson                           Officer)



/s/ Philip W. Block                     Director
------------------------------
Phillip W. Block



/s/ James R. Boyd                       Director
------------------------------
James R. Boyd



/s/ Thomas L. Feazell                   Director
------------------------------
Thomas L. Feazell



/s/ Robert L. Hintz                     Director
------------------------------
Robert L. Hintz



/s/ Douglas H. Hunt                     Director
------------------------------
Douglas H. Hunt

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/s/ James L. Parker                     Director
------------------------------
James L. Parker



/s/  A. Michael Perry                   Director
------------------------------
A. Michael Perry



/s/ Theodore D. Sands                   Director
------------------------------
Theodore D. Sands


/s/ Ignacio Dominguez Urquijo           Director
------------------------------
Ignacio Dominguez Urquijo